Exhibit 99.1

Second Sight Completes $4 million Private Placement of Common Stock with Gregg Williams, Chairman of the Board of Directors

Los Angeles, CA – October 22, 2018 – Second Sight Medical Products, Inc. (NASDAQ: EYES) (“Second Sight” or “the Company”), a developer, manufacturer and marketer of implantable visual prosthetics that are intended to create an artificial form of useful vision to blind individuals, today announced that it has entered into a stock purchase agreement effective October 18, 2018 with entities beneficially owned by Gregg Williams, Chairman of the Board of Directors of Second Sight, for the purchase of  2,467,727 shares of common stock priced at $1.62 per share, the last reported sale price of the common stock on the effective date. This placement of common stock is anticipated to yield gross proceeds of approximately $4 million to the Company.

Consistent with Mr. Williams’ prior direct investments in Second Sight, the funds will be used to support several important initiatives related to the Orion™ Cortical Visual Prosthesis System (Orion), development of Argus® 2s, the Company’s next-generation externals, and add-ons that can be integrated with artificial vision to provide a more interesting and useful experience for users.

“We would like to again thank Gregg for his continued support. This incremental $4 million investment allows us to continue to advance our important initiatives for Orion and Argus 2s. We are pleased with our progress to date and look forward to reporting future results, including data from the six person feasibility study that we are conducting at Ronald Reagan UCLA Medical Center and Baylor College of Medicine,” stated Will McGuire, President and CEO of Second Sight.

“This investment in Second Sight reflects my commitment to advancing the Orion technology and my confidence in our ability to develop this groundbreaking technology into a marketed product. Orion offers hope to millions of blind individuals worldwide who currently have no treatment available. I am extremely encouraged by the progress of our feasibility study and believe management is on the right path to successfully commercialize this product,” said Gregg Williams, Chairman of the Board of Second Sight.

The common stock offered in the private placement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws.

This announcement is neither an offer to sell nor a solicitation to buy the foregoing securities, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Second Sight

Second Sight Medical Products, Inc. (NASDAQ: EYES) develops, manufactures and markets implantable visual prosthetics that are intended to deliver useful artificial vision to blind individuals. A recognized global leader in neuromodulation devices for blindness, the Company is committed to developing new technologies to treat the broadest population of sight-impaired individuals.

Second Sight’s Argus® II Retinal Prosthesis System is the only FDA and CE Mark approved device for treating retinitis pigmentosa, with proven implant durability of multiple years. In 2016, the Company published five year results. Today, several Argus II devices have been implanted and continue to be operational in humans for more than 10 years. The Company is developing the Orion™ Visual Cortical Prosthesis which is intended to provide useful artificial vision to individuals who are blind due to various causes. The Company’s U.S. headquarters are in Los Angeles, and European headquarters are in Lausanne, Switzerland. More information is available at www.secondsight.com.

About the Argus II Retinal Prosthesis System

The Argus® II Retinal Prosthesis System is an established, FDA and CE mark approved retinal implant that delivers a useful form of artificial vision to individuals who are blind due to severe to profound retinitis pigmentosa (RP). The Argus II works in place of lost photoreceptor cells and sends electrical pulses to remaining viable retinal cells to induce visual perception. The system works by converting images captured by a miniature video camera mounted on glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses stimulate the retina's remaining cells, enabling perception of patterns of light in the brain. The user learns to interpret these visual patterns in order to regain some visual function. The Argus platform, which leverages the unique, patented design of its 60-contact array, is supported by more than 10 years of clinical experience and has been evaluated in multiple peer reviewed publications. Argus II was also the first retinal neuromodulation prosthesis to receive widespread commercial approval and is presently available at more than 50 leading medical centers in North America, Europe, the Middle East and Asia. Further information on the long-term benefits and risks can be found in the peer reviewed paper at: http://www.sciencedirect.com/science/article/pii/S0161642016305796

About the Orion Visual Cortical Prosthesis System

Leveraging Second Sight’s 20 years of experience in neuromodulation for vision, the Orion™ Visual Cortical Prosthesis System is an implanted cortical stimulation device intended to provide useful artificial vision to individuals who are blind due to a wide range of causes, including glaucoma, diabetic retinopathy, optic nerve injury or disease, or forms of cancer and trauma. The Orion System is intended to convert images captured by a miniature video camera mounted on glasses into a series of small electrical pulses. The device is designed to bypass diseased or injured eye anatomy and to transmit these electrical pulses wirelessly to an array of electrodes implanted on the surface of the brain’s visual cortex, where it is intended to provide the perception of patterns of light. A feasibility study of the Orion I device is currently underway at the Ronald Reagan UCLA Medical Center in Los Angeles and Baylor College of Medicine in Houston. No published in-human data is available yet for the Orion system. Based on the results of this first in-human testing of the Orion cortical stimulation device, the Company anticipates initiation of the next study in 2019.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “goal,” or “planned,” “seeks,” “may,” “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future, such as stated objectives or goals, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report, on Form 10-K, filed on March 20, 2018 and Form 10-Q, filed on August 7, 2018, and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

Investor Relations Contacts:

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